Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 9, 2026, with respect to the consolidated financial statements of T3 Defense Inc., incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

August 10, 2026